                                                                    EXHIBIT 10.1

                              AMENDMENT NO. 2 dated as of December 21, 2005
                        (this "Amendment"), to the Credit Agreement dated as of February 9, 2004, as amended by Amendment No. 1 and Agreement dated as of February 10, 2005 (the "Credit Agreement"), among CENTENNIAL CELLULAR OPERATING CO. LLC, as Borrower; CENTENNIAL PUERTO RICO OPERATIONS CORP., as PR Borrower; CENTENNIAL COMMUNICATIONS CORP., as a Guarantor; the other Guarantors party thereto; each of the lenders from time to time party thereto (individually, a "Lender" and, collectively, the "Lenders"); CREDIT SUISSE, as joint lead arranger and administrative agent (in such capacity, "Administrative Agent"); LEHMAN BROTHERS, INC., as joint lead arranger; LEHMAN COMMERCIAL PAPER, INC., as syndication agent (in such capacity, "Syndication Agent"); and MERRILL LYNCH CAPITAL CORPORATION and GOLDMAN SACHS CREDIT PARTNERS L.P., as co-documentation agents.

            A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            B. Parent intends to issue the 2005 Senior Notes (as defined below) and, in connection therewith, Borrower, PR Borrower, Parent and the Majority Lenders have agreed, on the terms and subject to the conditions stated below, to amend the Credit Agreement as set forth herein.

            Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      Section 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Second Amendment Effective Date (as defined below), as follows:

            Section 1.1 Amendment of Section 1.01. Section 1.01 of the Credit Agreement is amended by:

                  (a) inserting the definitions of the following terms in appropriate alphabetical order therein:

            "Second Amendment Effective Date" shall mean December 21, 2005.

            '2005 Distribution' shall mean any dividend on account of, and/or any purchase, retirement or other acquisition of, any Equity Interest and/or any payments made in respect of any options to purchase any Equity Interests, of the Parent in an aggregate amount not to exceed the lesser of (a) $650.0 million and

      (b) the sum of (i) the gross cash proceeds of the 2005 Senior Notes plus
      (ii) $90.0 million, made on or after the Second Amendment Effective Date and on or prior to March 31, 2006.

            '2005 Senior Notes' shall mean the senior notes of Parent which may bear interest at a fixed and/or floating rate and be issued in any one or more series or tranches and pursuant to any one or more indentures in an aggregate principal amount of up to $600.0 million issued under the 2005 Senior Notes Documents, including any senior notes issued pursuant to any registered exchange offer therefor made pursuant to any registration rights agreement entered into in connection with the issuance thereof on the date of issuance thereof.

            '2005 Senior Notes Documents' shall mean the 2005 Senior Notes, the 2005 Senior Notes Indenture and all other documents relating to the issuance of the 2005 Senior Notes, as any such agreement or document may be amended and in effect from time to time in accordance with its terms and this Agreement.

            '2005 Senior Notes Indenture' shall mean any one or more indentures pursuant to which the 2005 Senior Notes are issued.

            '2005 Transactions' shall mean, collectively (a) the execution and delivery of this Amendment by Borrower, PR Borrower and the other Guarantors, including the prepayment of Loans on the Second Amendment Effective Date, (b) the execution and delivery by Parent of the 2005 Senior Note Documents and the issuance of any 2005 Senior Notes, (c) the making of any 2005 Distribution, (d) the exploration by the Borrower, PR Borrower and Guarantors of certain strategic and financial alternatives during the Parent's fiscal year 2006, and (e) the payment of related fees and expenses ."; and

                  (b) replacing clause (7) of the definition of Operating Cash Flow with "(7) restructuring fees and other charges and expenses arising in connection with (A) the Transactions, (B) the repayment, repurchase or redemption of the Mezzanine Notes on or about the Closing Date, (C) the repayment, repurchase or redemption of up to $75.0 million of Subordinated Notes on or about the Closing Date or (D) the 2005 Transactions (including payments with respect to options to purchase Equity Interests of Parent); provided, that
(x) in the case of clauses (B) and (C), such repayments, repurchases and redemptions are made with the Net Available Proceeds of the offering of the 2004 Notes and/or Loans, and (y) in the case of clause (D), the amount added back in the respect of clause (d) of the definition of "2005 Transactions" shall not exceed $10.0 million in the aggregate".

            Section 1.2 Amendment of Section 2.09. The last paragraph of Section
2.09 of the Credit Agreement is amended by replacing it in its entirety with:

                  "In the event that, prior to August 10, 2006, any Term Loan
            Lender receives a Repricing Prepayment (as defined below), then, at the time thereof, Borrower and PR Borrower shall pay to such Term Loan Lender a prepayment premium equal to 1.0% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Loan Lender, a "Repricing Prepayment" is the amount of principal of the Term Loans of such Term Loan Lender that is prepaid by Borrower and/or PR Borrower pursuant to this Section 2.09 substantially concurrently with the incurrence by any Company of new term loans (whether pursuant to an Incremental Term Facility or otherwise) that have interest rate margins lower than the Applicable Margin then in effect for the Term Loans so prepaid."

            Section 1.3 Amendment of Section 2.10. Section 2.10(a)(iv) of the Credit Agreement is amended by inserting after the phrase "Within three Business Days after receipt by any Company of any Net Available Proceeds from any Disposition" the following:

            "(other than a Disposition of all or any part of the Companies' Dominican Republic business, the Net Available Proceeds of which shall be used, at the Companies' option, within one year following the date of such Disposition (A) to prepay the Term Loans pursuant to Section 2.10(b), (B) to make any Investment in an Obligor (or a Person that upon consummation of a concurrent Investment or Acquisition permitted under this Agreement becomes an Obligor) or
            (C) to prepay or repay other Indebtedness of any Obligor that is then permitted to be prepaid or repaid under this Agreement)".

            Section 1.4 Amendment of Section 8.22. Section 8.22 of the Credit Agreement is amended by inserting after the phrase "Additional Notes" the phrase "and 2005 Senior Notes."

            Section 1.5 Amendment of Section 9.01. Section 9.01(f) of the Credit Agreement is amended by inserting after the phrase " the Senior Notes Documents," the phrase "the 2005 Senior Notes Documents,".

            Section 1.6 Amendment of Section 9.06(m). Section 9.06(m) of the Credit Agreement is amended by deleting each use of the words "$250.0 million" and replacing them with the words "$300.0 million".

            Section 1.7 Amendment of Section 9.07. Section 9.07 of the Credit Agreement is amended by adding the words "the 2005 Senior Notes Documents (but solely with respect to Property of Parent, and then only to the extent such Property does not constitute, or is not required to be, Collateral)," immediately after the words "the Senior Notes Documents" in the last sentence of such section.

            Section 1.8 Amendment of Section 9.08. Section 9.08 of the Credit Agreement is amended by:

                  (a) Deleting the word "and" at the end of sub-clause (q) and replacing the "." at the end of sub-clause (r) with "; and"; and

                  (b)   Adding the following new sub-clause (s):

                  "(s) the 2005 Senior Notes, provided that (i) such notes are issued on or prior to March 31, 2006, (ii) such notes do not mature, and do not require any scheduled payment of principal, prior to the date that is 91 days following the Term Maturity Date, (iii) such notes are unsecured and no Borrower or any other Subsidiary of Parent shall incur any Guaranty Obligation with respect thereto,
            (iv) such notes do not contain any financial maintenance covenants, and (v) the proceeds thereof are used to finance the 2005 Transactions."

            Section 1.9 Amendment of Section 9.09(m). Section 9.09(m) of the Credit Agreement is amended by deleting each use of the words "$250.0 million" and replacing them with the words "$300.0 million".

            Section 1.10 Amendment of Section 9.10. Section 9.10 of the Credit Agreement is amended by adding the following new sub-sections (d) and (e) at the end thereof:

                  "(d) Any Company may purchase or repurchase Equity Interests of a Subsidiary of the Borrower held by a Person that is not a Company, to the extent that a Company would at the time be permitted to make an Investment in such Subsidiary (with the amount of such repurchase being deemed to be such an Investment for purposes of this Agreement).

                  (e)   Parent may make the 2005 Distribution."

            Section 1.11 Amendment of Section 9.11. Section 9.11 of the Credit Agreement is amended by

                  (a)   replacing sub-clause  (a)   in its entirety with:

                  "(a)  Maximum Total Leverage Ratio. The Total Leverage Ratio
            shall not, as of any Test Date during any period set forth in the table below, exceed the ratio set forth opposite such period in the table below:

PERIOD                                        RATIO
------                                       --------
February 29, 2004-November 30, 2004.......   7.50:1.0
February 28, 2005-November 30, 2005.......   7.25:1.0
February 28, 2006-August 31, 2006 ........   7.75:1.0
November 30, 2006-August 31, 2007 ........   7.00:1.0
November 30, 2007-February 29, 2008.......   6.50:1.0
May 31, 2008 .............................   6.25:1.0
August 31, 2008-November 30, 2008 ........   6.00:1.0
February 28, 2009-November 30, 2009.......   5.75:1.0
February 28, 2010 and thereafter .........   5.50:1.0

";and

                  (b)   replacing sub-clause (c) and the last sentence of
Section 9.11 in its entirety with:

                  "(c)  Minimum Interest Coverage Ratio. The Interest Coverage
            Ratio shall not, as of any Test Date during any period set forth below, be less than the ratio set forth opposite such period in the table below:

PERIOD                                         RATIO
------                                       --------
February 29, 2004-November 30, 2004.......   1.50:1.0
February 28, 2005-November 30, 2005.......   1.60:1.0
February 28, 2006-August 31, 2007 ........   1.50:1.0
November 30, 2007-May 31, 2008 ...........   1.60:1.0
August 31, 2008-November 30, 2008 ........   1.70:1.0
February 28, 2009-November 30, 2009.......   1.80:1.0
February 28, 2010 and thereafter .........   1.90:1.0

            Notwithstanding the foregoing, on and after the Fiscal Year Conversion Date each reference in this Section 9.11 to "February 28" or "February 29" shall be replaced with a reference to "March 31", each reference in this Section 9.11 to "May 31" shall be replaced with a reference to "June 30", each reference in this Section 9.11 to "August 31" shall be replaced with a reference to "September 30", and each reference in this Section 9.11 to "November 30" shall be replaced with a reference to "December 31"."

            Section 1.12 Amendment of Section 9.18. The second sentence of
Section 9.18 of the Credit Agreement is amended by replacing it in its entirety with:

            "The foregoing shall not prohibit (i) any such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) the Credit Documents and any Permitted Refinancing of the Loans or
            (z) the Existing Parent Senior Notes Documents, the Subordinated Notes Documents and the Senior Notes Documents, in each case as in effect on the Closing Date, any Additional Notes Documents and any 2005 Senior Notes Documents and any Permitted Refinancing of any Existing Parent Senior Notes, Subordinated Notes, Senior Notes, 2005 Senior Notes or Additional Notes so long as such restrictions in such documents or such Permitted Refinancing are not materially less favorable to the Creditors or Borrower than (l) the 2003 Senior Notes (as in effect on the Closing Date, in the case of any senior Additional Notes, any 2005 Senior Notes or any Permitted Refinancing with respect thereto), (2) the Subordinated Notes (as in effect on the Closing Date, in the case of any subordinated or senior subordinated Additional Notes or any Permitted Refinancing with respect thereto) or (3) the Credit Documents (as in effect at the time of such Permitted Refinancing, in the case of any Permitted Refinancing of the Loans), (ii) restrictions on the transfer of assets subject to a Lien permitted under Section 9.07, (iii) customary restrictions on subletting or assignment of any lease governing a leasehold interest of any Company, (iv) restrictions on the transfer of any Property subject to a Disposition or other sale or transfer of Property permitted under this Agreement, (v) customary restrictions in joint venture agreements or similar agreements relating to non Wholly Owned Subsidiaries, (vi) restrictions or encumbrances under or by reason of (A) contracts in effect on the Closing Date, (B) any agreement or other instrument of a Person acquired by any Company as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person so acquired, (C) leases or other agreements entered into in the ordinary course of business and (vii) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (vi) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as whole, are, in the good faith judgment of the Parent, not materially less favorable to Obligors and the Lenders with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing."

            Section 1.13 Amendment of Section 9.20. Section 9.20 of the Credit Agreement is amended by adding ", any 2005 Senior Notes Documents" immediately after the words "the Existing Parent Senior Notes Documents" in the first sentence thereof.

            Section 1.14 Amendment of Section 9.22 Section 9.22 of the Credit Agreement is amended by:

                  (a)   replacing sub-clause (a) in its entirety with:

                  "(a)  make any payment or prepayment (optional or otherwise)
            on or with respect to (including any sinking fund payment), or redeem, defease or repurchase (whether in cash, securities or other Property) or otherwise acquire or retire for value any of, the Subordinated Notes, the Senior Notes, the 2005 Senior Notes, any Additional Notes or any Permitted Refinancing of any of the foregoing, except (1) regularly scheduled mandatory payments of interest; provided, however, that any cash payments of interest made pursuant to this Section 9.22(a)(1) with respect to the PIK Notes, Parent Subordinated Notes or any Non Cash Pay Disqualified Stock shall be deemed to have been made from Parent's Share of Excess Cash Flow to the extent attributable to PIK Notes , Parent Subordinated Notes or Non Cash Pay Disqualified Stock the Net Available Proceeds of which were used to make Dividend Payments pursuant to Section 9.10(c)(ii), (2) the conversion or exchange of any Indebtedness into shares of common Equity Interests of Parent, (3) the exchange of 2004 Senior Notes, the 2005 Senior Notes and any Additional Notes for exchange notes, as contemplated by the 2004 Senior Notes Documents, the 2005 Senior Notes Documents and any such Additional Notes Documents, respectively, (4) in connection with a Permitted Refinancing, (5) with the Net Available Proceeds of Equity Issuances permitted pursuant to Section 9.06; provided that any such Net Available Proceeds not so used to prepay Indebtedness pursuant to this clause (5) shall be used to prepay Loans pursuant to Section 2.10(a)(ii) to the extent required thereby,

            (6) in an amount not to exceed, after the Second Amendment Effective Date, $320.0 million in the aggregate, (7) in an amount not to exceed Parent's Share of Excess Cash Flow at the time of such repurchase, redemption or prepayment, (8) in an amount not to exceed the Net Available Proceeds of any Indebtedness permitted to be incurred or Non-Cash Pay Disqualified Capital Stock permitted to be issued pursuant to Section 9.08(n), (9) not more than $70.0 million aggregate principal amount of the Subordinated Notes within 60 days after the Closing Date with a portion of the Net Available Proceeds of the offering of the 2004 Senior Notes and/or Loans and (10) with the Net Available Proceeds of issuances of common Equity Interests of Parent described in clause (vi) of the definition of "Equity Issuance"; provided, however, that the foregoing limitations on the ability of the Companies to prepay Indebtedness shall not apply at any time when the Total Leverage Ratio is less than 4:0.1:0;"; and

                  (b) inserting in sub-clause (b) following the parenthetical in the lead-in paragraph the phrase ", the 2005 Senior Notes."

      Section 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Obligor represents and warrants to the Creditors that, at and as of the Second Amendment Effective Date:

                  (a) This Amendment has been duly and validly executed and delivered by each Obligor, and each of (i) the Credit Agreement and (ii) this Amendment constitutes its legal, valid and binding obligation, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and
(B) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The representations and warranties set forth in Section 8 of the Credit Agreement and the other Credit Documents are, both prior to and after giving effect to this Amendment, true and correct in all material respects on and as of the Second Amendment Effective Date with the same effect as though made on and as of the Second Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date).

                  (c) No Default or Event of Default has occurred and is continuing.

      Section 3. Amendment Fee. Parent and the Borrowers jointly and severally agree to pay on the Second Amendment Effective Date to the Administrative Agent, for the account of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m. (New York City time) on December 19, 2005 (the "Signing Date"), an amendment fee (the "Amendment Fee") in an amount equal to 0.10% of the aggregate principal amount of the Term Loans and Revolving Credit Commitment of such Lender outstanding on the Signing Date. The Amendment Fee shall be payable on and subject to the occurrence of the Second Amendment Effective Date. The Amendment Fee shall be payable in immediately available funds and shall not be refundable.

      Section 4. Effectiveness of Amendment. This Amendment shall become effective on the date (the "Second Amendment Effective Date") on which (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) Parent, (ii) Borrower, (iii) PR Borrower, (iv) the other Guarantors and (v) the Majority Lenders, (b) the Administrative Agent shall have received the Amendment Fee and
(c) simultaneously at such time, Parent shall have issued not less than $500.0 million aggregate principal amount of 2005 Senior Notes.

      Section 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Obligor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment (and each agreement relating hereto and delivered in connection herewith) shall constitute a "Credit Document" for all purposes of the Credit Agreement and the other Credit Documents.

      Section 6. Reaffirmation. Each of Parent, Borrower, PR Borrower and the Guarantors, by its signature below, hereby (i) consents to this Amendment and the transactions contemplated hereby, (ii) agrees that, notwithstanding the effectiveness of this Amendment, the Security Agreement and each of the other Security Documents continue to be in full force and effect and (iii) affirms and confirms its Guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Credit Documents as originally executed, and acknowledges and agrees that such Guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement and the other Credit Documents.

      Section 7. Costs and Expenses. The Obligors, jointly and severally, agree to reimburse the Administrative Agent and the Syndication Agent for all reasonable out-of-pocket costs and expenses incurred in connection with this Amendment in accordance with the Credit Agreement, including the reasonable fees, disbursements and other charges of counsel to the extent provided for in
Section 12.03 of the Credit Agreement.

      Section 8. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      Section 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

      Section 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                [Remainder of this page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

                                        CENTENNIAL COMMUNICATIONS
                                        CORP.,

                                        By: /s/ Patrick T. Kameen
                                            -----------------------------------
                                            Name: Patrick T. Kameen
                                            Title: Vice President and Treasurer

                                        CENTENNIAL CELLULAR OPERATING CO. LLC,

                                        By: /s/ Patrick T. Kameen
                                            -----------------------------------
                                            Name: Patrick T. Kameen
                                            Title: Vice President and Treasurer

                                        CENTENNIAL PUERTO RICO OPERATIONS CORP.,

                                        By: /s/ Patrick T. Kameen
                                            -----------------------------------
                                            Name: Patrick T. Kameen
                                            Title: Vice President and Treasurer

                                        EACH OTHER GUARANTOR SET FORTH ON
                                        SCHEDULE I,

                                        By: /s/ Patrick T. Kameen
                                            -----------------------------------
                                            Name: Patrick T. Kameen
                                            Title: Authorized Signatory

                                        CREDIT SUISSE, CAYMAN ISLANDS
                                        BRANCH, individually as a Lender and as
                                        Administrative Agent,

                                        By: /s/ Alain Daoust
                                            -----------------------------------
                                            NAME: Alain Daoust
                                            TITLE: Director

                                        By: /s/ Dembel Alvarez
                                            -----------------------------------
                                            NAME: Dembel Alvarez
                                            TITLE: Associate

                                        LEHMAN COMMERCIAL PAPER, INC.,
                                        individually as a Lender and as
                                        Syndication Agent,

                                        By: /s/ Frank P. Turner
                                            ---------------------
                                            NAME: Frank P. Turner
                                            TITLE: Vice President

                                        SIGNATURE PAGE TO AMENDMENT
                                        NO. 2 TO THE CENTENNIAL CREDIT
                                        AGREEMENT DATED AS OF
                                        FEBRUARY 9, 2004, AS AMENDED

To approve Amendment as a Lender:

                                        Name of Institution:
                                        as a Lender,

                                        By:
                                            -----------------------
                                            Name:
                                            Title:

                                   Schedule I

                                   GUARANTORS

Bauce Communications, Inc.
Bauce Communications of Beaumont, Inc.
Centennial Beauregard Cellular LLC
Centennial Beauregard Holding Corp.
Centennial Benton Harbor Cellular Corp.
Centennial Benton Harbor Holding Corp.
Centennial Caldwell Cellular Corp.
Centennial Caribbean Holding LLC.
Cellular Cellular Operating Co. LLC
Centennial Cellular Telephone Company of Del Norte
Centennial Cellular Telephone Company of Lawrence
Centennial Cellular Telephone Company of San Francisco
Centennial Cellular Tri-State Operating Partnership
Centennial Claiborne Cellular Corp.
Centennial Clinton Cellular Corp.
Centennial Communications Corp.
Centennial Dominican Republic Holding Corp.
Centennial Florida Switch Corp.
Centennial Hammond Cellular LLC
Centennial Iberia Holding Corp.
Centennial Jackson Cellular Corp.
Centennial Jamaica Infochannel Holding Corp.
Centennial Lafayette Cellular Corp.
Centennial Lafayette Communications LLC
Centennial Louisiana Holding Corp.
Centennial Mega Comm Holding Corp.
Centennial Michiana License Company LLC
Centennial Michigan RSA 6 Cellular Corp.
Centennial Michigan RSA 7 Cellular Corp.
Centennial Morehouse Cellular LLC
Centennial Puerto Rico License Corp.
Centennial Puerto Rico Operations Corp.
Centennial Randolph Cellular LLC
Centennial Randolph Holding Corp.
Centennial Southeast License Company LLC
Centennial USVI Operations Corp.
Century Beaumont Cellular Corp.
Century Cellular Realty Corp.
Century Elkhart Cellular Corp.
Century Indiana Cellular Corp.
Century Michiana Cellular Corp.
Century Michigan Cellular Corp.
Century South Bend Cellular Corp.

Elkhart Cellular Telephone Company
Elkhart Metronet Inc.
Lafayette Cellular Telephone Company
Mega Comm LLC
Michiana Metronet Inc.
San Francisco Subsidiary Corp.
South Bend Metronet, Inc.